News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JUNE 2010
OPERATIONAL PERFORMANCE

HOUSTON, July 1, 2010 – Continental Airlines (NYSE: CAL) today reported a June  consolidated (mainline plus regional) load factor of 86.9 percent, 2.1 points above the June 2009 consolidated load factor, and a mainline load factor of 87.3 percent, 2.1 points above the June 2009 mainline load factor. Both June load factors were records for the month.  The carrier reported a record June domestic mainline load factor of 88.2 percent, 0.1 points above the June 2009 domestic mainline load factor, and an all time record international mainline load factor of 86.5 percent, 4.0 points above June 2009.

During June, Continental recorded a U.S. Department of Transportation on-time arrival rate of 80.8 percent and a mainline segment completion factor of 99.9 percent.

In June 2010, Continental flew 8.4 billion consolidated revenue passenger miles (RPMs) and 9.7 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic increase of 4.7 percent and a capacity increase of 2.2 percent as compared to June 2009. In June 2010, Continental flew 7.5 billion mainline RPMs and 8.6 billion mainline ASMs, resulting in a mainline traffic increase of 4.6 percent and a mainline capacity increase of 2.0 percent compared to the same period last year. Domestic mainline traffic was 3.7 billion RPMs in June 2010, up 0.3 percent from June 2009, and domestic mainline capacity was 4.2 billion ASMs, up 0.1 percent from June 2009.

For June 2010, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 21.0 and 22.0 percent compared to June 2009, while mainline RASM is estimated to have increased between 20.5 and 21.5 percent. For May 2010, consolidated passenger RASM increased 23.4 percent compared to May 2009, while mainline passenger RASM increased 22.6 percent compared to the same period 2009.

Continental ended the second quarter 2010 with an unrestricted cash, cash equivalents and short-term investments balance of approximately $3.51 billion.

Continental’s regional operations had a record June load factor of 83.0 percent, 1.5 points above the June 2009 regional load factor. Regional RPMs were 894.8 million and regional ASMs were 1,078.2 million in June 2010, resulting in a traffic increase of 5.7 percent and a capacity increase of 3.8 percent versus June 2009.

Continental Airlines is the world’s fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 2,600 daily departures throughout the Americas, Europe and Asia, serving 132 domestic and 137 international destinations. Continental is a member of Star Alliance, which overall offers more than 21,200 daily flights to 1,172 airports in 181 countries through its 28 member airlines. With more than 40,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.

Continental consistently earns awards and critical acclaim for both its operation and its corporate culture. For nine consecutive years, FORTUNE magazine has ranked Continental as the top U.S. airline on its “World’s Most Admired Companies” airline industry list. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2009 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the potential for significant volatility in the cost of aircraft fuel, the consequences of its high leverage and other significant capital commitments, its high labor and pension costs, delays in scheduled aircraft deliveries, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including continuing weakness in the U.S. and global economies, the airline pricing environment, terrorist attacks, regulatory matters, excessive taxation, industry consolidation and airline alliances, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
JUNE	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	3,704,119	3,694,353	0.3	Percent

International	3,845,086	3,526,037	9.0	Percent
Transatlantic	2,029,277	1,902,543	6.7	Percent
Latin America	1,064,322	999,397	6.5	Percent
Pacific	751,487	624,097	20.4	Percent

Mainline	7,549,205	7,220,390	4.6	Percent
Regional	894,780	846,498	5.7	Percent
Consolidated	8,443,985	8,066,888	4.7	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,199,804	4,195,675	0.1	Percent

International	4,443,521	4,275,927	3.9	Percent
Transatlantic	2,284,623	2,283,737	0.0	Percent
Latin America	1,293,263	1,155,496	11.9	Percent
Pacific	865,635	836,694	3.5	Percent

Mainline	8,643,325	8,471,602	2.0	Percent
Regional	1,078,189	1,038,791	3.8	Percent
Consolidated	9,721,514	9,510,393	2.2	Percent
PASSENGER LOAD FACTOR
Domestic	88.2 Percent	88.1 Percent	0.1	Points

International	86.5 Percent	82.5 Percent	4.0	Points
Transatlantic	88.8 Percent	83.3 Percent	5.5	Points
Latin America	82.3 Percent	86.5 Percent	-4.2	Points
Pacific	86.8 Percent	74.6 Percent	12.2	Points

Mainline	87.3 Percent	85.2 Percent	2.1	Points
Regional	83.0 Percent	81.5 Percent	1.5	Points
Consolidated	86.9 Percent	84.8 Percent	2.1	Points
ONBOARD PASSENGERS
Mainline	4,082,718	4,101,183	-0.5	Percent
Regional	1,639,787	1,573,268	4.2	Percent
Consolidated	5,722,505	5,674,451	0.8	Percent
CARGO REVENUE TON MILES (000)
Total	94,695	73,444	28.9	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	19,329,061	19,416,416	-0.4	Percent

International	20,470,821	19,044,784	7.5	Percent
Transatlantic	9,775,854	9,556,585	2.3	Percent
Latin America	6,445,449	5,973,848	7.9	Percent
Pacific	4,249,518	3,514,351	20.9	Percent

Mainline	39,799,882	38,461,200	3.5	Percent
Regional	4,747,923	4,494,255	5.6	Percent
Consolidated	44,547,805	42,955,455	3.7	Percent
AVAILABLE SEAT MILES (000)
Domestic	22,948,051	23,338,304	-1.7	Percent

International	25,235,214	24,977,251	1.0	Percent
Transatlantic	12,007,951	12,722,375	-5.6	Percent
Latin America	8,026,829	7,455,165	7.7	Percent
Pacific	5,200,434	4,799,711	8.3	Percent

Mainline	48,183,265	48,315,555	-0.3	Percent
Regional	6,071,446	6,014,921	0.9	Percent
Consolidated	54,254,711	54,330,476	-0.1	Percent
PASSENGER LOAD FACTOR
Domestic	84.2 Percent	83.2 Percent	1.0	Point

International	81.1 Percent	76.2 Percent	4.9	Points
Transatlantic	81.4 Percent	75.1 Percent	6.3	Points
Latin America	80.3 Percent	80.1 Percent	0.2	Points
Pacific	81.7 Percent	73.2 Percent	8.5	Points

Mainline	82.6 Percent	79.6 Percent	3.0	Points
Regional	78.2 Percent	74.7 Percent	3.5	Points
Consolidated	82.1 Percent	79.1 Percent	3.0	Points
ONBOARD PASSENGERS
Mainline	22,171,973	22,437,661	-1.2	Percent
Regional	8,661,834	8,318,018	4.1	Percent
Consolidated	30,833,807	30,755,679	0.3	Percent
CARGO REVENUE TON MILES (000)
Total	548,001	419,901	30.5	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JUNE	2010	2009	Change
On-Time Performance 1	80.8%	80.5%	0.3	Points
Completion Factor 2	99.9%	99.8%	0.1	Points
May 2010 year-over-year consolidated RASM change			23.4	Percent
May 2010 year-over-year mainline RASM change			22.6	Percent
June 2010 estimated year-over-year consolidated RASM change			21.0 - 22.0	Percent
June 2010 estimated year-over-year mainline RASM change			20.5 - 21.5	Percent
June 2010 estimated average price per gallon of fuel, including fuel taxes			2.20	Dollars
Second Quarter 2010 estimated average price per gallon of fuel, including fuel taxes			2.26	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

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